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                                                                    EXHIBIT 99.1

                             3DFX INTERACTIVE, INC.

                  PROXY FOR 2000 ANNUAL MEETING OF SHAREHOLDERS

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned shareholder of 3DFX INTERACTIVE, INC., a California corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement/Prospectus/Information Statement, each dated June 12, 2000, and hereby appoints Alex Leupp and David Zacarias and each of them proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2000 Annual Meeting of Shareholders of 3DFX INTERACTIVE, INC., to be held on July 19, 2000 at 10:00 a.m., local time, at 4435 Fortran Drive, San Jose, California 95134 and any adjournment(s) or postponement(s) thereof, and to vote all shares of common stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

1. Proposal to approve the Merger, approve and adopt the Merger Agreement and approve the issuance of shares pursuant to the Merger Agreement.

         [ ] FOR                    [ ] AGAINST                      [ ] ABSTAIN

2.       Election of directors:

         Nominees: Gordon A. Campbell, James L. Hopkins, Alex Leupp,
                   Scott D. Sellers, James Whims

         [ ] FOR all nominees listed above (except as marked to the contrary below)

         [ ]      WITHHOLD AUTHORITY to vote for all nominees listed above

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         INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee(s) name(s) on the line above.

3. Proposal to approve an amendment to the 3dfx Interactive, Inc. 1995 Employee Stock Option Plan to increase the number of shares of common stock reserved for issuance under the stock plan by 2,500,000 shares for a total of 8,875,000 shares.

         [ ] FOR                    [ ] AGAINST                      [ ] ABSTAIN

4. Proposal to approve an amendment to the 3dfx Interactive, Inc. 1997 Employee Stock Purchase Plan to increase the number of shares of common stock reserved for issuance under the purchase plan by 850,000 for a total of 1,600,000 shares, as well as to provide for larger annual increases to the number of shares reserved for issuance under the purchase plan equal to the lesser of 600,000 shares or 1.5% of 3dfx's then outstanding shares.

         [ ] FOR                    [ ] AGAINST                      [ ] ABSTAIN

5. Proposal to ratify the appointment of PricewaterhouseCoopers LLP as independent accountants for the fiscal year ending January 31, 2001.

         [ ] FOR                    [ ] AGAINST                      [ ] ABSTAIN

         In their discretion, the proxies are authorized to vote upon such other matter(s) which may properly come before the meeting and at any adjournment(s) thereof.

MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED (1) FOR THE APPROVAL OF THE MERGER, THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT, AND THE APPROVAL OF THE ISSUANCE OF SHARES OF 3DFX COMMON STOCK PURSUANT TO THE MERGER AGREEMENT, (2) FOR THE LISTED NOMINEES IN THE ELECTION OF DIRECTORS, (3) FOR THE AMENDMENT OF THE 3DFX INTERACTIVE, INC. 1995 EMPLOYEE STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES RESERVED THEREUNDER,
(4) FOR THE AMENDMENT OF THE 3DFX INTERACTIVE, INC. 1997 EMPLOYEE STOCK PURCHASE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE UNDER THE PURCHASE PLAN BY 850,000 SHARES FOR A TOTAL OF 1,600,000 SHARES, AS WELL AS TO PROVIDE FOR LARGER ANNUAL INCREASES TO THE NUMBER OF SHARES RESERVED FOR ISSUANCE UNDER THE PURCHASE PLAN EQUAL TO THE LESSER OF 600,000 SHARES OR 1.5% OF 3DFX'S THEN OUTSTANDING SHARES AND (5) FOR THE RATIFICATION OF THE APPOINTMENT OF

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PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR
ENDING JANUARY 31, 2001.

Both of such attorneys or substitutes (if both are present and acting at said meeting or any adjournment(s) or postponement(s) thereof, or, if only one shall be present and acting, then that one) shall have and may exercise all of the powers of said attorneys-in-fact hereunder.

Dated:
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Signature

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Signature

(This Proxy should be marked, dated, signed by the shareholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)